Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Wayne Savings 401(k) Retirement Plan

Wooster, Ohio

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-105845) of Wayne Savings Bancshares, Inc. of our report dated June 25, 2015, relating to the financial statements and supplemental schedule of Wayne Savings 401(k) Retirement Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/ BDO USA, LLP

Cleveland, Ohio

June 25, 2015

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